 Exhibit 99.2

30 November 2022

CARBON REVOLUTION LIMITED

Announces Merger With

TWIN RIDGE CAPITAL ACQUISITION CORP.

Combined entity expected to be listed on U.S. exchange by mid-CY2023

GEELONG, VIC, AUS & NAPLES, FL, US -- Carbon Revolution Limited (“CBR”) (ASX:CBR) and Twin Ridge Capital Acquisition Corp. (NYSE:TRCA), a special purpose acquisition company listed on the New York Stock Exchange (the “SPAC”), today announced that they have entered into a binding business combination agreement (“BCA”) and accompanying scheme implementation deed (“SID”) pursuant to which a newly-formed Irish company Poppetell Limited to be renamed Carbon Revolution plc (“MergeCo”) will acquire both CBR (via a scheme of arrangement (“Scheme”)) and the SPAC (via the BCA) (“Transaction”).

Upon closing of the Transaction, the ordinary shares and warrants of MergeCo are expected to trade on either the New York Stock Exchange or Nasdaq, and CBR’s shares shall cease to be quoted on the ASX. A copy of the BCA and SID are included as Attachment 1 and Attachment 2 to this announcement, respectively. Attachment 3 to this announcement is an investor presentation which will be filed in the US by the SPAC and which includes material non public information in relation to CBR.1

Given CBR’s current cash and liquidity position and given the Transaction is not expected to close until Q2 CY23 at the earliest, CBR intends to put in place short term bridge funding to meet cash flow requirements until at least the date that the Transaction closes. CBR is pursuing a range of liquidity improvement initiatives and reviewing a number of bridge financing options. The final form and amount of bridge financing will be determined following the completion of the liquidity improvement initiatives, however up to A$30 million of bridge financing may be required. If the full requirement of bridge funding cannot be obtained the Transaction is highly unlikely to proceed, and this will have adverse implications for CBR and its shareholders as discussed further below.

Key Transaction parameters:

•	Implied pre-money enterprise valuation of CBR of US$200 million.[2]

•
This reflects a potential total proforma equity value of the combined group at closing of US$300.4 million[3] based on a number of assumptions as footnoted. However, CBR shareholders should be aware that actual pro forma equity value (and therefore value to CBR shareholders) will be subject to a number of factors, including the trading price of MergeCo shares following close of the Transaction, which is unknown today and could be lower or higher than the assumed US$10 share price.

1 This presentation is by the SPAC. It has been prepared to meet US regulatory requirements and practices (including in respect of the overview of the Transaction). CBR shareholders should rely on this announcement rather than the presentation to the extent it relates to the Transaction.
2 Based on potential total proforma equity value of the combined group at closing. See footnote 2 as to how this has been calculated.
3 The estimated US$300.4 million is based on the following assumptions:

•
US$200.0 million enterprise value for CBR, less net debt at 31 October 2022 of A$4.8 million converted to US$ using an exchange rate of 0.675 (exchange rate as at end of day 25 November 2022), equating to an assumed CBR equity value of US$196.8 million. This would result in 19.7 million MergeCo shares being collectively issued to CBR shareholders at closing.

•
75% redemptions assumed from SPAC shareholders, resulting in US$53.6 million of cash remaining in the SPAC trust account, which will be available for the combined group from closing. This would result in 5.4 million MergeCo shares being collectively held by SPAC public shareholders. Shareholders should note that there is no guarantee redemptions will be 75% and based on current market experience they may be materially higher than this (as discussed further below in this announcement).

•	SPAC founders holding 5 million shares in MergeCo
•	CEF assumed not to be drawn down and no FPA (as discussed later in this announcement)
•
MergeCo shares to trade at US$10/share which is the amount of cash held in the SPAC’s trust account for each SPAC share on issue (excluding interest thereon). However, there is no guarantee MergeCo Shares will trade at this price following Transaction close.

•
CBR shareholders are expected to receive consideration for their CBR shares via the Scheme (the “Consideration”) consisting of an aggregate of ~19.7 million ordinary shares of MergeCo (“MergeCo Shares”) being one MergeCo Share for every ~10.5 CBR shares. This is subject to certain adjustments as detailed in this announcement.

•
CBR will delist from the ASX in connection with the listing of MergeCo on either the New York Stock Exchange or Nasdaq in the United States, and CBR’s shares will cease to be quoted or traded on the ASX;

•
MergeCo has executed definitive documents in connection with a three year committed equity facility (“CEF”) of up to US$60 million in total, providing MergeCo the right to require the CEF provider, an affiliate of Yorkville Advisors Global, LP (“Yorkville”), to purchase new MergeCo Shares at a discount to the prevailing trading price of MergeCo shares in a series of ‘advances’ with each advance being in an amount up to the greater of (i) US$10 million or (ii) the aggregate trading volume for MergeCo Shares in either one or three trading days prior to MergeCo requesting an advance. Further detail on the CEF is provided later in this announcement – however, CBR shareholders should be aware that there will be dilution of existing shareholders at the time of each share sale under the CEF program and depending on the quantum of shares to be issued to Yorkville and the pricing mechanism employed, there could be a material impact to MergeCo’s share price.

•
The Transaction is expected to close in the second quarter of CY2023 subject to satisfaction of a range of conditions, including receipt of regulatory approvals and approvals from CBR shareholders and SPAC shareholders. CBR will also need to obtain bridge financing in order to fund its operations, including Transaction expenses, through the closing of the Transaction.

Transaction overview

The Transaction values CBR’s enterprise value at US$200.0 million (~A$296.3 million).4 The Transaction is anticipated to unlock critical investment capital to fund operations, capital expenditure and strategic growth opportunities, support commercialisation and accelerate the path to expected profitability.

Under the BCA, the SPAC will merge with and into a wholly owned subsidiary of MergeCo (“Merger Sub”), with Merger Sub surviving the merger as a wholly owned subsidiary of MergeCo, and existing SPAC shareholders receiving MergeCo shares and warrants in exchange for their existing SPAC shares and warrants, subject to the terms of the BCA. Completion of the merger under the BCA is subject to completion of the Scheme under the SID.

Under the SID, CBR has agreed to propose to its shareholders a Scheme under Part 5.1 of the Corporations Act 2001 (Cth) and capital reduction under Part 2J.1 of the Corporations Act (“Capital Reduction”) which, if implemented, will result in all shares in CBR being cancelled in return for the Consideration, with CBR issuing a share to MergeCo (resulting in CBR becoming a wholly owned subsidiary of MergeCo), subject to the satisfaction or waiver of various conditions, including:

•	Receipt of required regulatory approvals (including Foreign Investment Review Board approval and entry into arrangements with the Revenue Commissioners of Ireland);

4 See footnotes 1 and 2 for further detail.

•	Approval of the Transaction by the shareholders of both CBR and the SPAC;
•	No legal orders restraining or prohibiting the Transaction from proceeding;
•	No prescribed occurrences in respect of CBR, the SPAC or MergeCo occurring, and no material breaches of representations and warranties by any of them;
•	The deadline for the SPAC to undertake a business combination, which is currently March 8, 2023 being extended through at least 31 May 2023;
•	The execution of certain agreed ancillary documents, including a registration rights agreement;
•	Approval for listing of the MergeCo Shares on either the New York Stock Exchange or Nasdaq in the United States;
•	CBR obtaining a ruling from the ATO confirming the availability of scrip for scrip rollover relief for eligible Carbon Revolution shareholders in relation to the scheme;
•	consents of key counterparties of Carbon Revolution; and
•	Other customary conditions to a scheme of arrangement, such as Australian court approval and an independent expert concluding the Scheme is in the best interests of CBR shareholders.

A full list of conditions is set out in the SID. The Transaction will not proceed if any one of the conditions is not satisfied or (where applicable) waived by the relevant party.

The SPAC is currently capitalised with US$214.3 million cash (held in its trust account on behalf of shareholders) and has on issue 21.3 million Class A ordinary shares, 5.3 million Class B ordinary shares (or “Founder Shares”) which will convert to 5.0 million ordinary shares in MergeCo upon Transaction close5, and approximately 5.1 million private warrants  and 7.1 million public warrants with a strike price of US$11.50.

Impacts to CBR and MergeCo’s cash balance

As is customary for special purpose acquisition companies, the SPAC’s ordinary shares held by the public contain a redemption feature which allows for redemption in the event of a shareholder vote in connection with both the extension of the SPAC’s business combination deadline and a business combination itself, which the Transaction will amount to. The redemption requests at both stages will be met through the cash held in the SPAC trust account and based on current market experience may be received with respect to around 90% of the shares held by the SPAC’s public shareholders. This means that the amount of cash available for the benefit of MergeCo from the trust account will only be known at the date of the SPAC’s shareholder meeting to approve the Transaction and is likely to be substantially less than US$214.3 million. A sensitivity table is included below, which outlines cash available to MergeCo from the SPAC’s trust account following the Transaction closing depending on the aggregate redemption rate from SPAC shareholders resulting from both the extension of the business combination deadline and the Transaction itself.

5 SPAC Founders are forfeiting ~0.3 million of their Founder Shares, subject to the Transaction closing

Sensitivity analysis – MergeCo’s consolidated cash balance post redemptions6

Cash available in SPAC trust account pre redemption (US$m)	214.3	214.3	214.3	214.3	214.3	214.3	214.3	214.3	214.3	214.3	214.3

Redemption rate (%)	50.0%	55.0%	60.0%	65.0%	70.0%	75.0%	80.0%	85.0%	90.0%	95.0%	100.0%

Cash available to merged group from trust account post redemptions (US$m)	107.2	96.4	85.7	75.0	64.3	53.6	42.9	32.1	21.4	10.7	0.0

The combined group’s liquidity after the Transaction closes will be further impacted by a number of factors, including:

-	Any cash remaining on CBR’s balance sheet at closing less near term debt;
-	Payment of the SPAC Transaction costs which capped at US$20 million;
-
Payment of CBR’s Transaction costs, which are estimated to be between ~US$8 – 12 million, and include an estimated US$1.5 million which CBR has agreed to pay to the SPAC for costs incurred in connection with extending its business combination deadline;

-	The amount raised in any bridge funding, less the amount from the bridge funding which is required to be paid back at closing and which does not convert to equity; and
-
Potential receipt of proceeds from forward purchase agreements (“FPAs”) of MergeCo Shares and/or debt financing, which may be secured by CBR’s intellectual property, which CBR and Twin Ridge will seek to arrange with potential lenders before the Transaction closes (but which are not guaranteed).

Furthermore, subject to an SEC filing and review process discussed further below, some time after the Transaction closes the merged group will have access to the CEF, which is expected to entitle MergeCo to issue additional shares to the CEF provider to raise up to US$60m (as discussed further immediately below).

CEF

MergeCo has entered into a binding agreement with Yorkville with respect to the future issuance of up to US$60 million in MergeCo shares, at MergeCo’s election. Under the terms of the CEF:

-
For a period of three years from closing, MergeCo has the right to require the CEF provider to purchase new MergeCo shares in a series of advances, with each advance being in an amount up to the greater of i) US$10 million or ii) the aggregate trading volume of MergeCo shares in the one or three trading days prior to MergeCo requesting an advance.

-	MergeCo can choose one of two Purchase Price Options;
o
Purchase Price Option 1: The CEF provider will purchase MergeCo shares at a price equal to 95.0% of the average VWAP during the day on which the advance request was made. If the volume threshold under an advance is not reached during the pricing period, the number of shares purchased will be reduced to the greater of (i) 35.0% of the trading volume during the pricing period, or (ii) the number of shares sold by the CEF provider during the pricing period. The volume threshold is the amount of the advance in shares divided by 35.0%.

o
Purchase Price Option 2: The CEF provider will purchase MergeCo shares at a price equal to 97.0% of the lowest VWAP of the MergeCo shares during the pricing period of three consecutive trading days commencing on the trading day commencing after the advance notice is received by the CEF provider.

6 Current market experience suggests redemption rates can be particularly high. Therefore, redemption rates at or above 75% would not be abnormal

-
During either pricing period, Yorkville will have the ability to hedge its position by short selling in full the quantum of shares that it is required to purchase under any advance notice. Under Purchase Price Option 2, MergeCo will have the ability to notify Yorkville of the minimum acceptable price (“MAP”) at which it can sell the new shares. If MergeCo does not set a MAP, this may have a material and adverse impact on MergeCo’s share price depending on the quantum of shares being sold relative to overall liquidity of MergeCo’s shares.

-
The CEF provider cannot be issued MergeCo shares in an amount that would result in it holding more than 9.99% of the outstanding MergeCo Shares at any one time. In the circumstance where Yorkville is unable to dispose of its MergeCo Shares on an ongoing basis, it will not be required to purchase additional shares under the CEF beyond an overall ownership of 9.99%, which means MergeCo may not have full access to the stated US$60m CEF capital.

-	MergeCo has agreed to issue 15,000 shares to Yorkville as a ‘commitment fee’ to secure the facility.

The ability to require Yorkville to purchase MergeCo shares under the CEF is subject to the filing by MergeCo with the SEC of a registration statement for the resale of the MergeCo shares. Such registration statement is subject to SEC review and will not be available until declared effective by the SEC following the completion of such SEC review, if any.

FPAs

Prior to the despatch of CBR’s Scheme booklet (“Scheme Booklet”) to CBR shareholders, the SPAC will seek to enter into binding written FPAs pursuant to which one or more third party investors will purchase up to 2 million shares of MergeCo. Neither CBR nor Twin Ridge has engaged in any discussions or negotiations with any potential counterparties to any FPAs. Accordingly, the pricing terms of any such FPAs, which may be based upon the trading price of the MergeCo shares following the closing of the Transaction and may include the payment of a discount or other fee to the counterparty, have not been determined.

There is no guarantee this will occur on the terms sought by the SPAC or CBR (including as to quantum), or at all.

Debt financing

Prior to the close of the Transaction, CBR and Twin Ridge will seek to arrange additional debt financing for the benefit of MergeCo, which may be secured by CBR’s intellectual property. Any discussions relating to this potential source of financing are preliminary only and there is no guarantee that any financing will ultimately be available (or that terms will be agreeable).

Ownership impacts to CBR shareholders

Under the proposed Transaction:

-
CBR will be valued at an enterprise value of US$200 million,[7] with the value of CBR’s equity being this amount, less the net debt of CBR at 31 March 2023. Based on CBR’s net debt at 31 October 2022, this would equate to an equity value of ~US$196.8 million. This would equate to ~19.7 million shares in MergeCo collectively being issued to CBR’s shareholders

-	The Founder Shares will convert into 5 million ordinary shares in MergeCo as part of the Transaction.

7 See further footnotes 1 and 2 in relation to how this has been calculated.

-
The other SPAC shareholders’ holding in MergeCo following the closing will be a function of the extent of redemptions by SPAC shareholders (as discussed above). If there are no redemptions, SPAC shareholders will hold 21.4 million ordinary shares in MergeCo following the Transaction closing, whereas if there are 100% redemptions, their holding in MergeCo following the Transaction closing will fall to nil.

-
CEF investors will receive up to US$60 million of shares in MergeCo (at MergeCo’s election), with the number of shares being issued a function of the trading prices of MergeCo shares following the transaction closing (with a discount being applied as discussed above) and the extent to which the CEF is utilised by MergeCo.

Set out below is a sensitivity table outlining CBR shareholders’ collective ownership in MergeCo, depending on the redemption rate from SPAC shareholders and the price at which the CEF provider is issued MergeCo shares (assuming the full US$60 million is issued at that price8).

Sensitivity analysis – pro-forma CBR ownership impacts following the Transaction closing9

		Redemption rate (%)
		0%	25%	50%	75%	100%
Issue price of shares to CEF (US$)	1.0	18.5%	19.5%	20.6%	21.9%	23.2%
	2.0	25.9%	27.8%	30.1%	32.8%	36.0%
	3.0	29.8%	32.4%	35.5%	39.3%	44.0%
	4.0	32.2%	35.3%	39.0%	43.7%	49.6%
	5.0	33.9%	37.3%	41.5%	46.8%	53.7%
	6.0	35.1%	38.8%	43.4%	49.2%	56.7%
	7.0	36.0%	39.9%	44.8%	51.0%	59.2%
	8.0	36.7%	40.8%	45.9%	52.4%	61.2%
	9.0	37.3%	41.5%	46.8%	53.6%	62.8%
	10.0	37.8%	42.1%	47.5%	54.6%	64.1%
	11.0	38.2%	42.6%	48.2%	55.4%	65.3%
	12.0	38.5%	43.0%	48.7%	56.2%	66.3%

There is a risk that CBR shareholders will be diluted to a greater extent than is set out in the table above to the extent:

a)	any FPAs are entered into, with any dilutionary impact being a function of those agreements;
b)	the form of any bridge funding arrangements CBR enters into has any equity features (e.g. conversion rights into either CBR or MergeCo shares, or issuance of MergeCo warrants); and
c)
Any of the outstanding MergeCo warrants which are received by SPAC warrant holders in exchange for their SPAC warrants as discussed above are exercised (noting that the exercise price of the warrants is US$11.50 so this would likely only occur if the MergeCo share price were to trade up following closing and would also result in cash being received by MergeCo on exercise).

8 In practice MergeCo will not be able to obtain the full US$60m in one advance so it is unlikely to be issued at one price.
9 Whilst a high redemption rate reduces the cash available in MergeCo, it ultimately increases CBR shareholders’ collective ownership of MergeCo.

Accordingly, the ownership percentage range shown above is indicative only and is subject to a variety of factors. Further information is expected to be provided in the Scheme Booklet.

Valuation outcomes for CBR shareholders

The value to CBR shareholders for each CBR share currently held after the Transaction closing will be equal to MergeCo’s post-closing trading price, divided by the merger exchange ratio of 10.5 discussed above. Given the uncertainties of the proposed Transaction, the future trading price of MergeCo is unknown today and will be influenced by a number of factors including, amongst other things:

a)
The extent of redemptions by SPAC shareholders and quantum of cash from the SPAC trust account available to MergeCo after closing (a lower redemption rate is expected to provide greater support for notional US$10 per MergeCo share valuation);

b)
The quantum of cash available in MergeCo upon Transaction close, including as a result of payment of substantial Transaction expenses, and any required reliance on the CEF to raise additional capital (the use of which may create an overhang and have an adverse impact on the MergeCo share price);

c)	Whether any bridge financing or FPA is obtained and the terms of those arrangements;
d)	The success of any marketing initiatives by CBR and SPAC up until the close of the Transaction to provide greater investor support for MergeCo upon commencement of trading;
e)	The financial and operating performance of CBR over the relevant period; and
f)	The prevailing macro and share-market environment and overall investor sentiment for businesses such as CBR.

Set out below is a sensitivity table outlining the premium (discount) to CBR shareholders, depending on the price at which MergeCo Shares ultimately trade post the Transaction closing.

Sensitivity analysis – premium (discount) to CBR shareholders

MergeCo share price (US$)	1.00	2.00	3.00	4.00	5.00	6.00	7.00	8.00	9.00	10.00	11.0	12.0
USD / AUD exchange rate[10]	0.675	0.675	0.675	0.675	0.675	0.675	0.675	0.675	0.675	0.675	0.675	0.675

MergeCo share price (A$)	1.48	2.96	4.44	5.93	7.41	8.89	10.37	11.85	13.33	14.81	16.30	17.78

MergeCo shares issued to CBR shareholders (million shares)	19.7	19.7	19.7	19.7	19.7	19.7	19.7	19.7	19.7	19.7	19.7	19.7
CBR shareholder value (A$m)	29.2	58.3	87.5	116.6	145.8	174.9	204.1	233.2	262.4	291.5	320.7	349.8

CBR shares on issue on the ASX (million shares)[11]	206.9	206.9	206.9	206.9	206.9	206.9	206.9	206.9	206.9	206.9	206.9	206.9

Implied value of CBR shares in MergeCo (A$)	0.14	0.28	0.42	0.56	0.70	0.85	0.99	1.13	1.27	1.41	1.55	1.69

CBR share price as at 30 Oct 2022 (A$) (the day prior to the disclosure of the potential Transaction in CBR’s Appendix 4C for the September 2022 quarter)	0.215	0.215	0.215	0.215	0.215	0.215	0.215	0.215	0.215	0.215	0.215	0.215

Premium (discount) to CBR shareholders (%)[12]	(34%)	31%	97%	162%	228%	293%	359%	424%	490%	555%	621%	686%

Bridge funding

Given CBR’s current cash and liquidity position and given the Transaction is not expected to be completed until Q2 CY23 at the earliest, CBR will require short term bridge funding to meet cash flow requirements until the Transaction closes and potentially afterwards, if there is no cash remaining in the SPAC’s trust account following redemptions and payment of Transaction expenses (as the CEF will not be available until the effectiveness of the resale registration statement filed by MergeCo with the SEC following closing and the FPA is not guaranteed).

CBR is currently exploring a range of bridge funding options (including obtaining debt funding, issuing convertible notes and undertaking an equity capital raising) and other cash flow improvement initiatives, including working with customers to reduce working capital requirements for the short term and working with governments to access grant funds allocated to future periods.

The final form and amount of bridge financing will be determined following the completion of the liquidity improvement initiatives however CBR has assessed that it may require up to A$30 million of bridge financing to fund near-term Transaction expenses and ongoing business requirements depending on the success of other cash flow initiatives and assuming closing of the Transaction occurs by 30 June 2023. CBR is seeking to secure this capital by 31 March 2023.

Should sufficient bridge funding not be secured, the Transaction will be highly unlikely to proceed, and this will have adverse implications for CBR and its shareholders. In particular, should bridge financing not be obtained:

10 Exchange rate of 0.675 as at end of day 25 November 2022
11 Pre conversion of other CBR securities on issue
12 Premium (discount) to CBR’s closing price at 30 October 2022 (the day prior to the disclosure of the potential Transaction in CBR’s Appendix 4C for the September 2022 quarter) of A$0.215.

a)	CBR will be highly unlikely to continue progressing the Transaction and may be required to pay the SPAC a reimbursement fee (discussed further below); and
b)
CBR will need to consider a range of other options available to it, including the possibility of an alternative transaction or fundraising, and in the event that none of these are available, voluntary administration.

Benefits to CBR shareholders of the Transaction

•
The Transaction values CBR at a pre-money enterprise valuation of US$200 million, (~A$296.3 million),[13] which ascribes a notional share price of approximately A$1.41 per share for CBR’s shares assuming the MergeCo Share price is US$10 following closing and represents a premium of 555% to CBR’s share price of A$0.215 as at 30 October 2022 (CBR’s closing price the day prior to the disclosure of the potential Transaction in CBR’s Appendix 4C for the September 2022 quarter);

•
The Transaction will potentially unlock critical investment capital to support commercialisation and accelerate the expected path to profitability, with a number of potential funding sources being sought for MergeCo pre and post-closing (as discussed above);

•	The Transaction is anticipated to enhance the ability to demonstrate balance sheet strength to customers, which is an important enabler to winning large programs in the future; and
•
If the Transaction closes, CBR will convert to a US-listed company providing access to much deeper sources of capital to support its plans for significant future growth to meet the accelerated demands of its major customers.

Risks and disadvantages for CBR shareholders of the Transaction

The risks and disadvantages for CBR shareholders will be more fully detailed in the Scheme Booklet but include:

•	The Transaction is subject to a number of conditions and may not close. For example, CBR may not be able to obtain the bridge funding necessary to operate until the Transaction closes;
•	In certain circumstances, CBR will be required to pay a reimbursement fee to the SPAC should the Transaction not close;
•
CBR will be delisted from the ASX should the Transaction close, and CBR shareholders will become shareholders in an Irish company that will be traded on either the New York Stock Exchange or Nasdaq in the United States which may have tax implications for shareholders and / or make it more difficult to trade MergeCo shares as compared to CBR shares;

•
Should it close, the Transaction will dilute the interest of CBR shareholders in the underlying business of CBR, and depending on the extent of redemptions of SPAC shares, the exercise of warrants in MergeCo and the price at which shares are issued under the CEF and any FPA, the Transaction may be highly dilutive to existing CBR shareholders;

•
The Transaction is expensive and given there is no guarantee cash will be available to MergeCo from the SPAC trust account (or any cash may be used solely to fund Transaction expenses), MergeCo may be required to rely on the CEF and in certain circumstances discussed above the full US$60 million may not be available from the CEF;

•
There is no guarantee of the price at which MergeCo shares will trade following the Transaction closing and should the price of MergeCo shares trade below US$10 per share, the value received by CBR shareholders will be less than the notional value ascribed to CBR shares under the Transaction;

13 See footnotes 1 and 2 for how this has been calculated.

•
Should the Transaction proceed, it will be significantly more difficult and costly for MergeCo to raise equity capital from Australian retail investors compared to CBR, and as a result it may chose not to do so, which will further dilute the interest of existing CBR shareholders should it undertake capital raisings; and

•
MergeCo will not be subject to the same corporations laws as CBR or the ASX listing rules, and the cost of complying with corporations and securities laws in Ireland and the US may be significantly higher, which may be disadvantageous for CBR shareholders.

Unanimous recommendation of the CBR Directors

The Board of Directors of CBR unanimously recommends that CBR shareholders vote in favour of the Scheme, in the absence of a superior proposal and subject to an independent expert concluding in the independent expert’s report (and continuing to conclude) that the Scheme is in the best interests of CBR shareholders. Subject to those same qualifications, each member of the CBR Board of Directors and all members of senior management intend to vote all of their CBR shares held or controlled by them in favour of the Scheme.

Jake Dingle will be appointed as CEO of MergeCo, which will become the parent of the CBR Group and its subsidiaries should the Transaction close. He will receive a market-based CEO salary.

It is anticipated that James Douglas will become Chair of the Board of Directors of MergeCo and the remaining CBR Directors will also become Directors of MergeCo from the Transaction close along with two directors nominated by the SPAC.

Unanimous recommendation of the SPAC Directors

The Board of Directors of TRCA has unanimously approved the proposed transaction. Completion of the Transaction is subject to customary closing conditions, including the approval of the TRCA shareholders.

Exclusivity

The SID includes certain exclusivity arrangements in respect of CBR and the SPAC (including "no shop", and "no talk" obligations on both parties, and a "notification" and "matching right" in favour of the SPAC) and a USD$2 million reimbursement fee payable by either CBR or the SPAC to the other in certain circumstances, including:

•
where the board of the relevant party withdraws or adversely changes their support for the Transaction and their recommendation to their shareholders to vote in favour of the transaction (subject to customary exceptions);

•
where a party has been responsible for certain conditions to the Transaction not being satisfied and a resulting termination of the SID (for example because of breach of the representations and warranties it has given to the other party);

•	where a party announces a competing proposal and subsequently completes it; and
•	where a party has materially breached the SID which has resulted in termination of the SID.

The exclusivity arrangements are subject to customary exceptions that enable both the CBR and SPAC boards to comply with their fiduciary and/or statutory duties. The exclusivity arrangements are set out in full in the SID in Attachment 2 to this announcement.

Indicative timetable and next steps

CBR and SPAC shareholders do not need to take any action at this stage.

A Scheme Booklet containing information in relation to the Transaction, reasons for the CBR Directors' recommendation, an Independent Expert's Report and details of the Scheme meeting and Scheme will be sent to CBR shareholders in due course, likely in the first or second quarter of CY2023.

It is currently anticipated that CBR shareholders will be given the opportunity to vote on the Scheme at the scheme meeting expected to be held in the second quarter of CY2023.

It is anticipated that the Transaction will close in the second quarter of CY2023, subject to, among other things, the approval of both the SPAC’s and CBR’s shareholders, the approval of the Federal Court of Australia and satisfaction or waiver (where applicable) of a number of other conditions.

Indicative dates are set out in the SID and remain subject to change.

Other information

Additional information about the Transaction will be provided in a Current Report on Form 8-K to be filed by the SPAC with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

Advisors

E&P Corporate Advisory Pty Ltd is acting as advisor to the CBR Board in relation to the Australian aspects of the Transaction. Herbert Smith Freehills and Goodwin Procter LLP are serving as Australian and US legal counsel, respectively, to CBR. Ashurst and Kirkland & Ellis LLP are serving as Australian and US legal counsel, respectively, to the SPAC.

For further information, please contact:

INVESTOR CONTACT	INVESTOR CONTACT

Investor Relations	info@twinridgecapital.com
Andrew Keys	M: +1 (212) 235 0292
E: investors@carbonrev.com
M: +61 (0)400 400 380

ABOUT CARBON REVOLUTION

Carbon Revolution is an Australian technology company, which has successfully innovated, commercialised and industrialised the advanced manufacture of carbon fibre wheels for the global automotive industry. Carbon Revolution has progressed from single prototypes to designing and manufacturing high-performing wheels for some of the fastest street cars and most prestigious brands in the world. Carbon Revolution is creating a significant and sustainable advanced technology business that supplies its lightweight wheel technology to automotive manufacturers around the world.

For more information, visit carbonrev.com

ABOUT TWIN RIDGE

Twin Ridge Capital Acquisition Corp. (NYSE:TRCA) is a special purpose acquisition company sponsored by Twin Ridge Capital Management. The company deploys a disciplined strategic approach that focuses on leveraging its powerful professional networks and deep industry experience to provide meaningful value to a target business.

For more information, visit: twinridgecapitalac.com

Additional Information about the Transaction and Where to Find It

This communication relates to the proposed business combination by and between CBR, the SPAC, MergeCo and a merger subsidiary of MergeCo (“Merger Sub”). In connection with the proposed business combination, MergeCo intends to file with the SEC a Registration Statement on Form F-4 (the “Registration Statement”), which will include a preliminary proxy statement of the SPAC and a preliminary prospectus of MergeCo relating to the MergeCo Shares to be issued in connection with the proposed business combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that MergeCo or the SPAC has filed or will file with the SEC or send to its shareholders in connection with the proposed business combination. This communication does not contain all the information that should be considered concerning the proposed business combination and other matters and is not intended to form the basis for any investment decision or any other decision in respect of such matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE SPAC’S SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY AMENDMENTS THERETO AND ANY OTHER DOCUMENTS FILED BY THE SPAC OR MERGECO WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION OR INCORPORATED BY REFERENCE THEREIN IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE PROPOSED BUSINESS COMBINATION.

After the registration statement is declared effective, the definitive proxy statement will be mailed to shareholders of the SPAC as of a record date to be established for voting on the proposed business combination. Additionally, the SPAC and MergeCo will file other relevant materials with the SEC in connection with the proposed business combination. Copies of the Registration Statement, the definitive proxy statement/final prospectus and all other relevant materials for the proposed business combination filed or that will be filed with the SEC may be obtained, when available, free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by the SPAC or MergeCo may be obtained, when available, free of charge from SPAC at www.twinridgecapitalac.com. The SPAC’s shareholders may also obtain copies of the proxy statement/prospectus, when available, without charge, by directing a request to Twin Ridge Capital Acquisition Corp., 999 Vanderbilt Beach Road, Suite 200, Naples, Florida 60654.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed business combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed business combination will be implemented solely pursuant to the Business Combination Agreement and Scheme Implementation Deed, in each case, filed as exhibits to the Current Report on Form 8-K filed by the SPAC on 29 November 2022, which contains the full terms and conditions of the proposed business combination. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Participants in Solicitation

This communication may be deemed solicitation material in respect of the proposed business combination. The SPAC, CBR, MergeCo, Merger Sub and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from the SPAC’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of the SPAC’s directors and officers in the SPAC’s filings with the SEC, including the SPAC’s initial public offering prospectus, which was filed with the SEC on March 5, 2021, the SPAC’s subsequent annual report on Form 10-K and quarterly reports on Form 10-Q. To the extent that holdings of the SPAC’s securities by insiders have changed from the amounts reported therein, any such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the SPAC’s shareholders in connection with the business combination will be included in the proxy statement/prospectus relating to the proposed business combination when it becomes available. You may obtain free copies of these documents, when available, as described in the preceding paragraphs.

Forward-Looking Statements

All statements other than statements of historical facts contained in this communication are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy and the plans and objectives of management for future operations including as they relate to the proposed business combination and related transactions, pricing and market opportunity, the satisfaction of closing conditions to the proposed business combination and related transactions, the level of redemptions by the SPAC’s public shareholders and the timing of the completion of the proposed business combination, including the anticipated closing date of the proposed business combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of CBR’s and the SPAC’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from such assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of CBR and the SPAC.

These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination, or that the approval of the shareholders of the SPAC or CBR is not obtained; (iii) the ability to maintain the listing of MergeCo’s securities on the stock exchange; (iv) the inability to complete any private placement financing, the amount of any private placement financing or the completion of any private placement financing with terms unfavorable to you; (v) the risk that the proposed business combination disrupts current plans and operations CBR or the SPAC as a result of the announcement and consummation of the proposed business combination and related transactions; (vi) the risk that any of the conditions to closing of the business combination are not satisfied in the anticipated manner or on the anticipated timeline or are waived by any of the parties thereto; (vii) the failure to realize the anticipated benefits of the proposed business combination and related transactions; (viii) risks relating to the uncertainty of the costs related to the proposed business combination; (ix) risks related to the rollout of CBR’s business strategy and the timing of expected business milestones; (x) the effects of competition on CBR’s future business and the ability of the combined company to grow and manage growth, establish and maintain relationships with customers and healthcare professionals and retain its management and key employees; (xi) risks related to domestic and international political and macroeconomic uncertainty, including the Russia-Ukraine conflict; (xii) the outcome of any legal proceedings that may be instituted against the SPAC, CBR or any of their respective directors or officers, following the announcement of the proposed business combination; (xiii) the amount of redemption requests made by the SPAC’s public shareholders; (xiv) the ability of the SPAC to issue equity, if any, in connection with the proposed business combination or to otherwise obtain financing in the future; (xv) the impact of the global COVID-19 pandemic and governmental responses on any of the foregoing risks; (xvi) risks related to CBR’s industry; (xvii) changes in laws and regulations; and (xviii) those factors discussed in the SPAC’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, in each case, under the heading “Risk Factors,” and other documents of the SPAC or MergeCo to be filed with the SEC, including the proxy statement / prospectus. If any of these risks materialize or the SPAC’s or CBR’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the SPAC nor CBR presently know or that the SPAC and CBR currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the SPAC’s and CBR’s expectations, plans or forecasts of future events and views as of the date of this communication. The SPAC and CBR anticipate that subsequent events and developments will cause the SPAC’s and CBR’s assessments to change. However, while the SPAC and CBR may elect to update these forward-looking statements at some point in the future, each of the SPAC, CBR, MergeCo and Merger Sub specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing the SPAC’s and CBR’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Attachment 1 – BCA
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Attachment 2 – SID
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Attachment 3 – Investor presentation
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